Exhibit 4.23
INVESTOR RIGHTS AGREEMENT
     This Investor Rights Agreement (this “Agreement”), dated as of April 30, 2009, is made by and among ComVest NationsHealth Holdings, LLC, a Delaware limited liability company (“Parent”), NationsHealth, Inc., a Delaware corporation (the “Company”), MHR Capital Partners Master Account, LP, MHR Capital Partners (100) LP, OTQ, LLC, and Mark H. Rachesky M.D., as a holder of record and as authorized signatory for certain other entities, (collectively, with their respective Affiliates and any successor to any of the foregoing, “MHR,” provided, that any representations and covenants made by any of the foregoing signatories hereto shall be made severally and not jointly), Glenn Parker, Lewis Stone, Timothy Fairbanks, Mark Lama, and RGGPLS, LLC, a Delaware limited liability company, (each, individually, a “Key Holder” and, collectively, the “Key Holders” and together with MHR, individually, a “Stockholder” and, collectively, the “Stockholders”). Certain defined terms used in this Agreement are defined in Article 4 and capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
     WHEREAS, concurrently with the execution of this Agreement, Parent, NationsHealth Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”);
     WHEREAS, pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”);
     WHEREAS, in connection with the Merger and immediately prior to the Effective Time, each of the Stockholders shall contribute all issued and outstanding shares of Company Common Stock and Company Restricted Stock owned, beneficially and of record, by each of them (or their respective Affiliates) (the “Rollover Shares”) in exchange for the same number of shares of the Merger Sub Non-Voting Common Stock at a price per share equal to $0.12 (the “Exchange”) in accordance with the terms and conditions of the Exchange and Rollover Agreement;
     WHEREAS, in connection with the Merger and at the Effective Time, (a) each share of issued and outstanding Company Common Stock, including shares of Company Restricted Stock (other than shares to be canceled in accordance with Section 2.1(c) of the Merger Agreement, the Dissenting Shares, and the shares of Preferred Stock issued at or immediately prior to the Effective Time in connection with the Preferred Stock Investment and the Preferred Stock Investment Option (if exercised)) shall be converted into the right to receive from the Surviving Corporation a cash amount equal to $0.12 per share, (b) each share of Merger Sub Non-Voting Common Stock owned, beneficially or of record, by each of the Stockholders (or its Affiliates) shall be converted into and become one share of Surviving Corporation Common Stock in accordance with Section 2.1(a) of the Merger Agreement, and (c) each share of Merger Sub Voting Common Stock owned, beneficially or of record, by Parent shall be converted into and become one share of Surviving Corporation Common Stock in accordance with the terms and conditions of Section 2.1(a) of the Merger Agreement;

     WHEREAS, concurrently with the execution of this Agreement, the Company and Parent have entered into the Bridge Loan Documents pursuant to which Parent has agreed to provide the Bridge Loan which Bridge Loan shall be converted into shares of Preferred Stock at the Effective Time;
     WHEREAS, all of the outstanding obligations under the Bridge Loan may be converted into shares of Preferred Stock in accordance with the Bridge Loan Documents and/or the Merger Agreement;
     WHEREAS, concurrently with the execution of this Agreement, the Company, Parent, the Key Holders and MHR have entered into the other Preferred Stock Investment Documents to which each is a party, including Series A Preferred Stock Purchase Agreement, dated as of the date hereof (the “Series A Stock Purchase Agreement”), by and between Parent and the Company, pursuant to which Parent shall purchase, and the Company shall sell, shares of Preferred Stock and the Company shall grant to Parent the Preferred Stock Investment Option;
     WHEREAS, the execution and delivery of this Agreement is a condition to Parent’s purchase of the Preferred Stock pursuant to the Series A Stock Purchase Agreement and Parent’s execution and delivery of the Series A Stock Purchase Agreement;
     WHEREAS, at the Effective Time, each of the Stockholders shall own, beneficially or of record, in such Stockholder’s name (or in the name of its Affiliates, permitted assigns or transferees) the number of shares of Surviving Corporation Common Stock and/or Preferred Stock set forth opposite such Stockholder’s or Parent’s name on Schedule A attached hereto; and
     WHEREAS, the Company, Parent and each of the Stockholders desire to enter into this Agreement for the purposes, among others, of providing certain rights and restrictions with respect to the Common Stock and the Preferred Stock owned by the Key Holders, MHR and Parent, as the case may be.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:
ARTICLE 1
REGISTRATION RIGHTS
     1.1 Demand Registration.
          (a) Subject to the conditions of this Section 1.1, after the Effective Time, if at any time after the first (1st) anniversary of the date a registration statement for an IPO is declared effective by the SEC, the Company receives a written request from MHR that the Company file a registration statement on Form S-1 with the SEC with respect to all of the Registrable Securities owned by MHR, then the Company shall, subject to the limitations of Section 1.1(b), Section 1.1(c), and Section 1.4, (i) as soon as practicable, and in any event within sixty (60) days after the date such request is given, file a registration statement on Form S-1 under the Securities Act covering all Registrable Securities that MHR requested to be registered, and (ii) use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable.

          (b) Notwithstanding the foregoing obligations, if the Company furnishes to MHR a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the Company’s Board of Directors it would be detrimental to the Company and its stockholders for such registration statement to be filed, become effective, remain filed or remain effective for as long as such registration statement otherwise would be required to remain filed or effective, because such action would (i) interfere with a significant acquisition, corporate reorganization, or other similar transaction involving or then being actively pursued by the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing or effectiveness of such registration statement, for one period of not more than one hundred eighty (180) consecutive days after the request of MHR is provided to Company; provided, however, that the Company shall not be prohibited or restricted by the terms and conditions of this Section 1.1 from registering any securities in connection with an Excluded Registration.
          (c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.1:
               (i) after the Company has effected (which for purposes of this Agreement shall mean a registration statement that has been declared effective by the SEC and has satisfied the requirements of Section 1.14) two (2) registrations pursuant to this Section 1.1; provided, however, that the Company shall grant to MHR an additional demand registration pursuant to Section 1.1 for each year the Company is not in compliance with the rules and regulations of the Securities Act or Exchange Act and, as a result, is not eligible to use a Form S-3, which additional demand registrations shall not exceed two (2) in the aggregate;
               (ii) if MHR proposes to dispose of its shares of Registrable Securities that may be immediately registered on a Form S-3 pursuant to a request made pursuant to Section 1.3; or
               (iii) if MHR has the right to dispose of its shares of Registrable Securities pursuant to Rule 144 in a single transaction without being subject to any volume or holding period limitations.
     1.2 Company Registration. After the Effective Time, if at any time after the date a registration statement for an IPO is declared effective by the SEC or at such earlier time to the extent other stockholders are granted the right to registration before such time, the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders) any of the Company’s equity or debt securities under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly give Parent, MHR and each of the Key Holders notice of such registration (a “Piggyback Notice”). Upon the request of Parent, MHR and/or any of the Key Holders given within twenty (20) days after such Piggyback Notice is given by the Company, the Company shall, subject to the provisions of Section 1.4, cause to be registered all of the Registrable Securities that Parent, MHR and/or any of the Key Holders has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.2 before the effective date of such registration, whether or not Parent, MHR and/or any of the Key Holders has elected to include any shares in such registration.

     1.3 Form S-3 Registration.
          (a) Subject to the conditions of this Section 1.3, if at any time when it is eligible to use a Form S-3, the Company receives a written request from MHR that the Company file a Form S-3 with respect to all or a part of MHR’s Registrable Securities, then the Company shall (i) as soon as practicable, and in any event within forty-five (45) days after the date such request is given, file a registration statement on Form S-3 under the Securities Act covering all Registrable Securities that MHR requested to be registered, and (ii) use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable, subject to the limitations of Section 1.3(b), Section 1.3(c), and Section 1.4.
          (b) Notwithstanding the foregoing obligation, if the Company furnishes to MHR a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the Company’s Board of Directors it would be detrimental to the Company and its stockholders for such Form S-3 to be filed, become effective, remain filed or remain effective for as long as such registration statement otherwise would be required to remain filed or effective, because such action would (i) interfere with a significant acquisition, corporate reorganization, or other similar transaction then being actively pursued by the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing or effectiveness of such registration statement, for a period of not more than one hundred eighty (180) days after the request of MHR is provided to the Company; provided, however, that the Company shall not be prohibited or restricted by the terms and conditions of this Section 1.1 from registering any securities in connection with an Excluded Registration.
          (c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.3:
               (i) if a Form S-3 is not then available with respect to such offering; or
               (ii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected three (3) registrations on Form S-3 for MHR pursuant to this Section 1.3.
          (d) Registrations initiated or effected pursuant to this Section 1.3 shall not be counted as a demand for registration effected pursuant to Section 1.1.

     1.4 Underwriting Requirements. If MHR intends to distribute the Registrable Securities covered by its request pursuant to Section 1.1 or Section 1.3 by means of an underwriting, MHR shall so advise the Company as a part of its request made pursuant to Section 1.1 or Section 1.3, and if the Company intends to distribute shares of its capital stock pursuant to Section 1.2 by means of an underwriting, the Company shall include such information in the Piggyback Notice. The underwriter will be an investment banking firm of national standing selected by the Company, subject to the consent of MHR in connection with a registration pursuant to Section 1.1 or Section 1.3 (which consent shall not be unreasonably withheld, conditioned or delayed). In such event, the right of MHR to include Registrable Securities in such registration shall be conditioned upon MHR’s participation in such underwriting and the inclusion of MHR’s Registrable Securities in the underwriting to the extent provided herein. MHR and the Company (as provided in Section 1.5(e)) shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 1.4, if the underwriter(s) determine(s) that marketing factors require a limitation on the number of shares to be underwritten, then the underwriter(s) may exclude shares (including Registrable Securities) from the registration and underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, (a) in the case of (x) a primary registration by the Company under Section 1.2, (i) first, to the Company, (ii) second, to MHR, Parent and each of the Key Holders, with such registrable securities and shares of capital stock requested by any of them pursuant to piggy back registration rights held by any of them to be allocated pro rata based upon the number of shares of the Company’s Common Stock (determined on a fully diluted and as converted to Common Stock basis assuming full conversion or exercise of all of the Company’s convertible securities and Options) owned by such holder, and (iii) third, to each of the other holders of shares of capital stock of the Company requesting inclusion of their securities in such registration statement pursuant to piggyback registration rights granted to such holders to be allocated among such holders thereof pro rata based on the number of shares of Company Common Stock (determined on a fully diluted and as converted to Common Stock basis assuming full conversion or exercise of all of the Company’s convertible securities and Options) owned by each such holder, and (y) a secondary registration by the Company under Section 1.2, (i) first, to the stockholder having the right to require such secondary registration, (ii) second, to MHR, Parent and each of the Key Holders, with such registrable securities and shares of capital stock requested by any of them pursuant to piggy back registration rights held by any of them to be allocated pro rata based upon the number of shares of the Company’s Common Stock (determined on a fully diluted and as converted to Common Stock basis assuming full conversion or exercise of all of the Company’s convertible securities and Options) owned by such holder, and (iii) third, to each of the other holders of shares of capital stock of the Company requesting inclusion of their securities in such registration statement pursuant to piggyback registration rights granted to such holders to be allocated among such holders thereof pro rata based on the number of shares of Company Common Stock (determined on a fully diluted and as converted to Common Stock basis assuming full conversion or exercise of all of the Company’s convertible securities and Options) owned by each such holder, and (b) in the case of a registration pursuant to MHR’s rights under Section 1.1 or Section 1.3, (i) first, to MHR, and (ii) second, to each of the other holders of shares of capital stock of the Company requesting inclusion of their securities in such registration statement pursuant to piggyback registration rights granted to such holders to be allocated among such holders thereof pro rata based on the number of shares of Company Common Stock (determined on a fully diluted and as converted to Common Stock basis assuming full conversion or exercise of all of the Company’s convertible securities and Options) owned by each such holder.

     1.5 Obligations of the Company. Whenever required under this Article 1 to effect the registration of any Registrable Securities, the Company shall (in addition to, and not in limitation of, any other requirements set forth in this Article 1), as expeditiously as reasonably possible:
          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of MHR, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period MHR refrains, at the request of an underwriter of securities of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120 day period shall be extended to a period of two years, or if earlier, until all such Registrable Securities are sold; provided, further, that at any time, upon written notice to MHR and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and MHR hereby agrees not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation;
          (b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
          (c) furnish to MHR such numbers of copies of a prospectus, including a preliminary prospectus, as required by (and in conformity with) the Securities Act, and such other documents as MHR may reasonably request in order to facilitate their disposition of their Registrable Securities;
          (d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by MHR; provided that the Company shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering; provided, that MHR shall also enter into and perform its obligations under such agreement;

          (f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
          (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
          (h) use its commercially reasonable efforts to furnish, at the request of MHR, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any;
          (i) notify MHR, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
          (j) after such registration statement becomes effective, notify MHR of any request by the SEC that the Company amend or supplement such registration statement or prospectus, or discontinue or cease and desist from selling securities pursuant thereto.
     1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 1 that MHR shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect timely the registration of such Registrable Securities.
     1.7 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Article 1, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.1 or Section 1.3 if the registration request is subsequently withdrawn at the request of MHR (in which case MHR shall bear all such expenses) other than a request in accordance with Section 1.15 hereof. All Selling Expenses relating to Registrable Securities registered pursuant to this Article 1 shall be borne and paid by MHR, Parent, or the Key Holders, as the case may be.

     1.8 Delay of Registration. MHR shall have no right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 1.
     1.9 Indemnification. If any Registrable Securities are included in a registration statement under this Article 1:
          (a) To the full extent permitted by law, the Company will indemnify and hold harmless MHR and its Affiliates, and each of their partners, members, officers, directors, managers, partners, employees, advisors, agents and stockholders, and each of their respective successors and assigns, and each person who “controls” any of the foregoing within the meaning of the Securities Act and the Exchange Act and any underwriter (as defined in the Securities Act) for MHR, against any Damages, and the Company will pay to each such Person any legal or other expenses reasonably incurred thereby in connection with investigating any matter or defending any claim, investigation or proceeding or appeal taken from the foregoing by or before any court or governmental, administrative, or regulatory agency, body or the SEC, whether pending or threatened, whether or not such Person is or may be a party thereto, from which Damages may result; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such claim, investigation or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or free writing prospectus, or amendment or supplement thereto, in reliance upon and in full conformity with written information furnished to the Company by MHR expressly for use therein. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of MHR and shall survive the transfer or disposal of the Registrable Securities by MHR.
          (b) To the full extent permitted by law, MHR will indemnify and hold harmless the Company, and each of its Affiliates, directors, officers, stockholders, any underwriter (as defined in the Securities Act), and any of such Persons’ respective Affiliates, against any Damages, in each case to the extent that such Damages arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or free writing prospectus contained therein or furnished by the Company to MHR, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in full conformity with written information furnished to the Company by MHR expressly for use therein and (ii) MHR had a reasonable opportunity to review the relevant registration statement or preliminary, final or free writing prospectus contained therein or amendment or supplement thereto prior to its filing and failed to correct such statement or omission; and MHR will pay to the Company and each such Person any legal or other expenses reasonably incurred thereby in connection with investigating any matter or defending any claim, investigation or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such claim, investigation or proceeding if such settlement is effected without the consent of MHR, which consent shall not be unreasonably withheld; provided, further, that MHR’s liability under this Section 1.9(b) shall not exceed the dollar amount of the net proceeds actually received by MHR from the sale of such Registrable Securities pursuant to such registration.

          (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel (and one local counsel), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but only if and to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
          (d) The foregoing indemnity agreements of the Company and MHR are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to convey, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.
          (e) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and MHR under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration under this Article 1, and otherwise shall survive the termination of this Agreement.

     1.10 Reports Under Exchange Act. With a view to making available to MHR the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit MHR to sell Company Common Stock to the public without registration or pursuant to a registration on Form S-3, the Company shall use its commercially reasonable efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;
          (b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements);
          (c) furnish to MHR, so long as MHR owns any Registrable Securities, forthwith upon written request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing MHR of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to such Form S-3 (at any time after the Company so qualifies to use such form); and
          (d) upon request of MHR, if MHR wishes to transfer securities pursuant to Rule 144, promptly retain qualified securities counsel, including paying the fees and expenses thereof, to analyze the proposed sale by MHR under Rule 144 and issue an opinion to the Company’s transfer agent as to whether or not (i) such proposed transfer satisfies the provisions of Rule 144, (ii) the securities proposed to be transferred may be transferred without restriction under Rule 144, and (iii) restrictive legends on such securities may be removed in connection with such transfer pursuant to Rule 144.
     1.11 “Market Stand off” Agreement. MHR hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the effective date of the registration statement relating to an IPO and continuing for one hundred eighty (180) days (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall reasonably request), (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Company Common Stock or any securities convertible into or exercisable or exchangeable for Company Common Stock held immediately before the effective date of the registration statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Company Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 1.11 shall apply only to an IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with an IPO are intended third party beneficiaries of this Section 1.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. MHR further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 1.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to MHR. Notwithstanding the foregoing, any transactions in which MHR lends or borrows any Registrable Securities to brokers, banks or other financial institutions for the purpose of effecting any margin transactions, including any transactions effecting or resulting in any pledge or other encumbrance (in existence or hereinafter created) over such Registrable Securities in the ordinary course of business shall not, under any circumstances be deemed to constitute a transfer of such Registrable Securities for purposes of this Section 1.11. The foregoing provisions of this Section 1.11 shall not apply to MHR unless any other holders of capital stock of the Company are bound by the same restrictions.

     1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article 1 may be assigned (but only with all related obligations) by MHR to a transferee of such Registrable Securities (for so long as such shares remain Registrable Securities) that is an Affiliate, partner, member, limited partner, or stockholder of MHR; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being transferred and (y) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 1.11.
     1.13 Termination of Registration Rights. The right of MHR to request registration or inclusion of Registrable Securities in any registration pursuant to Section 1.1, Section 1.2, or Section 1.3 shall terminate as soon as all of MHR’s Registrable Securities can be sold under Rule 144 in a single transaction without being subject to any volume or holding period limitations.
     1.14 Effective Registration. A registration shall not count as a registration pursuant to Section 1.1 or Section 1.3 (i) unless the related registration statement has been declared effective and has remained effective until such time as all of such Registrable Securities covered thereby have been disposed of by MHR in accordance with the intended methods of disposition set forth in such registration statement (but in no event for a period of more than one hundred twenty (120) calendar days after such Registration Statement becomes effective excluding any Suspension Period (or in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, a period of two years excluding any Suspension Period)) or cease to be Registrable Securities, (ii) if pursuant to Section 1.4 hereof, MHR is cut back by more than twenty five percent (25%) of the Registrable Securities requested to be registered, and (iii) unless the Company has complied with all of its material obligations under this Agreement; it being understood that if, after such Registration Statement has become effective, an offering of Registrable Securities pursuant to Section 1.1 or Section 1.3 is interfered with by any stop order, injunction, or other order of the Commission or other governmental agency or court of competent jurisdiction, such registration statement with respect to such registration pursuant to Section 1.1 or Section 1.3 will be deemed not to have been effected (and will not count as a registration under Section 1.1 or Section 1.3, as applicable), unless and until such stop order or injunction is removed, rescinded or otherwise terminated.

     1.15 Withdrawal and Cancellation of Registration. If (a) MHR disapproves of the terms of any registration pursuant to Section 1.1, whether in the form of an underwritten Offering or a non-underwritten Offering, (b) MHR is not entitled to include all of its Registrable Securities specified in the request for a registration pursuant to Section 1.1 or Section 1.3 in any offering, (c) a suspension period occurs after a request for a registration pursuant to Section 1.1 or Section 1.3 but before the Registrable Securities covered by such registration pursuant to Section 1.1 or Section 1.3 are sold, transferred, exchanged or disposed in accordance with such registration pursuant to Section 1.1 or Section 1.3, or (d) if the Company has breached any material obligations hereunder, then in any of such cases MHR may elect to withdraw from such offering by giving written notice to the Company and the underwriter, to the extent applicable, of its request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such registration pursuant to Section 1.1 or Section 1.3. If MHR withdraws from the proposed offering relating to a registration pursuant to Section 1.1 or Section 1.3 in accordance with the previous sentence, then (x) the Company shall, and cause its Affiliates to, cease all efforts to secure registration if MHR is the only selling stockholder, and (y) the Company shall be responsible for the expenses of the MHR incurred in connection with such cancelled registration through the date of the written notice of withdrawal notwithstanding the proviso in Section 1.7.
     1.16 Withdrawals. Parent, MHR and any Key Holder shall have the right to withdraw its request for inclusion of all or any of its Registrable Securities in any Registration Statement pursuant to this Article 1 by giving written notice to the Company of its request to withdraw; provided, however, that (a) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable.
     1.17 Company Standstill Period. In the event of an underwritten offering of Registrable Securities on a firm commitment basis pursuant to Section 1.1 or Section 1.3, the Company agrees not to, without the prior written consent of the managing underwriter and MHR, or in the event of a non-underwritten offering pursuant to Section 1.1 or Section 1.3, the Company agrees not to, without the prior written consent of MHR, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities that are the same as, or similar to, the Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the Registrable Securities (except pursuant to an Excluded Registration), during the period commencing fifteen (15) calendar days prior to the effective date of the Registration Statement relating to such Registrable Securities (to the extent timely notified in writing by the MHR or the managing underwriter of such distribution) and ending on the ninetieth (90th) calendar day after such effective date. The Company agrees (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 1.1 or Section 1.3 hereof, or any securities convertible into or exchangeable or exercisable for such securities, from the date the Company receives the written demand for any registration pursuant to Section 1.1 or Section 1.3 until permitted under any “lock-up” agreement with the underwriter, but not more than ninety (90) calendar days from the effective date of any registration statement filed pursuant to Section 1.1 or Section 1.3 hereof, and (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in clause (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted) during such period; provided, however, that the provisions of this Section 1.17 shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Company under any employee benefit, stock option or stock subscription plans.

ARTICLE 2
PREEMPTIVE RIGHTS
     2.1 Preemptive Rights. Subject to the terms and conditions of this Article 2 and to compliance with applicable securities Laws, after the Effective Time, each time the Company proposes to sell New Securities (each a “New Offering”), the Company shall also make an offering of such New Securities to the Stockholders and Parent (collectively, the “Preemptive Stockholders”) in accordance with the following provisions:
          (a) In connection with the New Offering, the Company shall deliver written notice to each Preemptive Stockholder stating the amount and description of the New Securities to be offered and the price and the terms with respect to the New Securities (the “Preemptive Rights Notice”). Each Preemptive Rights Notice shall be sent to the addresses set forth in the records of the Company.
          (b) Each Preemptive Stockholder may elect to purchase, at the price and on the terms specified in the Preemptive Rights Notice, up to such Preemptive Stockholder’s pro rata portion of such New Securities in connection with the New Offering by delivering written notice of such election to the Company of the amount of New Securities it elects to purchase within thirty (30) days after receipt of the Preemptive Rights Notice. Each Preemptive Stockholder’s pro rata portion shall be based upon a fraction the numerator of which shall be the number of shares of Company Common Stock (determined on a fully diluted and as converted to Common Stock basis assuming full conversion or exercise of all of the Company’s convertible securities and Options, other than the Notes) which such Preemptive Stockholder owns immediately prior to the issuance of such New Securities and the denominator of which shall be the number of shares of Company Common Stock (determined on a fully diluted and as converted to Common Stock basis assuming full conversion or exercise of all of the Company’s convertible securities and Options, other than the Notes) held by all the Preemptive Stockholders immediately prior to the issuance of the New Securities. Any securities referred to in the Preemptive Rights Notice that are not elected to be purchased as provided in Section 2.1(b) may, during the one hundred twenty (120) day period after the expiration of the thirty day (30) day period set forth in Section 2.1(b), be offered by the Company to any other Person or Persons at a price not less than, and on material terms no more favorable to the offeree than, those specified in the Preemptive Rights Notice.

          (c) The preemptive rights set forth in this Article 2 shall not be applicable to the issuance of any New Securities (i) issued to employees, officers or directors of, or consultants or advisors to the Company or any Subsidiary of Company in their capacity as such pursuant to the Company’s stock option plans, stock purchase plans, benefit plans, employment agreements or other similar arrangements, (ii) issued or issuable pursuant to the exercise of any securities outstanding as of the Effective Time and convertible or exercisable into shares of the Company’s capital stock, (iii) issued pursuant to any rights or agreements granted after the Effective Time after compliance with or waiver of this Article 2, (iv) issued as consideration to a seller in connection with a bona fide acquisition of assets, whether by merger, acquisition, plan of exchange or consolidation of another company, strategic relationship or similar business combination and approved by the Board of Directors, (v) issued pursuant to any equipment loan or leasing arrangement, or real property leasing arrangement, (vi) issued in connection with any stock split, stock dividend or recapitalization, (vii) issued upon conversion of the Preferred Stock (or issued upon conversion of the Preferred Stock issued upon exercise of the Preferred Stock Investment Option), and (viii) issued upon conversion of any other series of Preferred Stock, any warrant or Option or any other securities convertible or exchange for shares of the Company’s capital stock, in each case in connection with this clause (viii), which such securities were issued in compliance with Section 2.1.
          (d) Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Securities to any Preemptive Stockholder if such sale would cause the Company to be in Violation of applicable federal or state securities Laws by virtue of such offer or sale.
          (e) In the event the Parent or any of its Affiliates proposes to make or participate as a lender in making a loan to or purchasing debt securities from the Company and/or any of its subsidiaries (a “Debt Transaction”), each other Preemptive Stockholder shall have the right to participate in such Debt Transaction on the same terms and conditions as Parent or any of its Affiliates, and such Debt Transaction shall be subject to the provisions of this Article 2 as if such loan or debt security was a New Security. For the avoidance of doubt, each Preemptive Stockholder’s right to participate in such Debt Transaction shall be limited to such Preemptive Stockholder’s pro rata share calculated in accordance with Section 2.1(b).
          (f) The rights under this Article 2 shall not apply to, and shall terminate upon the date the registration statement for the IPO is declared effective by the SEC; provided, however, that after such IPO each Preemptive Stockholder shall have the right to participate in any equity or debt offering by the Company in which Parent or its Affiliates participates on a pro rata basis (determined on a fully diluted and as converted to Common Stock basis assuming full conversion or exercise of all of the Company’s convertible securities and Options, other than the Notes).

ARTICLE 3
MISCELLANEOUS
     3.1 Term. This Agreement shall automatically terminate upon the earlier of (a) the consummation of an Approved Drag-Along Sale (as defined in that certain Right of First Refusal and Co-sale Agreement, dated the date hereof, by and among the Company and the Stockholders), (b) termination of the Merger Agreement in accordance with its terms, or (c) the date the parties hereto consent in writing to the termination of this Agreement.
     3.2 Effective Date. The effectiveness of this Agreement is conditioned upon the occurrence of the Effective Time pursuant to the Merger Agreement in effect on the date hereof, provided that in the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall be null and void and have no force or effect.
     3.3 Legend. Each certificate representing shares of the Company’s capital stock now or hereafter owned by the Stockholders or issued to any person in connection with a transfer pursuant to this Agreement shall be endorsed with the following legend:
“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”
          The parties hereto agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed at the request of any holder of the Company’s capital stock following termination of this Agreement.
     3.4 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (which is confirmed by an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent, to: ComVest Investment Partners III, L.P. One North Clematis Suite 300 West Palm Beach, Florida 33401 Attention: Cecilio Rodriguez Facsimile: (561) 671-3225

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP
100 North Tampa Street
Suite 2700
Tampa, FL 33602
Attention: Steven W. Vazquez
Facsimile: (813) 221-4217

If to the Company, to:

NationsHealth, Inc.
13630 NW 8th Street
Suite 210
Sunrise, Florida 33325
Attention: Chief Executive Officer
Facsimile: (954) 903-5005

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
201 South Biscayne Boulevard
22nd Floor
Miami, Florida 33131
Phone: 305.358.3500
Fax: 305.347.6500
Attention: Ira J. Coleman, Esq.
               Frederic L. Levenson, Esq.
               Harris Siskind, Esq.

If to the Key Holders, to:

Glenn Parker
530 Carrotwood Terrace
Plantation, Florida 33324

and

Timothy Fairbanks
6605 NW 122nd Avenue
Parkland, Florida 33076

and

Lewis Stone
6618 NW 103rd Lane
Parkland, Florida 33076

and

Mark Lama
225 Potter Road
West Palm Beach, Florida 33405

and

RGGPLS, LLC
13630 NW 8th Street
Suite 210
Sunrise, Florida 33325

If to the MHR, to:

c/o MHR Fund Management LLC
40 West 57th Street, 24th Floor
New York, New York 10019
Attn: Hal Goldstein
               Emily Fine
               Janet Yeung
Telephone: (212) 262-0005
Facsimile: (212) 262-9356

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, New York 10036
Attention: Doron Lipshitz, Esq.
               Patricia Perez, Esq.
Telephone: (212) 326-2000
Facsimile: (212) 326-2061
          or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. In the event that an addressee of a notice or communication rejects or otherwise refuses to accept a notice or other communication delivered or sent in accordance with this Section 3.4, or if the notice or other communication cannot be delivered because of a change in address for which no notice was given, then such notice or other communication is deemed to have been received upon such rejection, refusal or inability to deliver.

     3.5 Amendments; Waivers. Any amendment or modification of or to any provision of this Agreement, and any consent to any departure of any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by each party. Notwithstanding the foregoing sentence, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any party entitled to the benefits thereof only by a written instrument signed by such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
     3.6 Counterparts and Fax Signatures. This Agreement may be executed in two or more counterparts (including by means of facsimile or electronically transmitted portable document format (PDF) signature pages), each of which shall be deemed to be an original, but all of which together shall constitute and be one and the same instrument; provided, that fax or electronically transmitted signatures of this Agreement shall be deemed to be originals. Counterpart signatures need not be on the same page and shall be deemed effective upon receipt.
     3.7 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Company’s capital stock occurring after the Effective Date.
     3.8 Ownership. Except as set forth on Schedule 3.8, each Stockholder represents and warrants that such Stockholder is the sole legal and beneficial owner of the shares of the Company’s capital stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).
     3.9 Headings and Sections. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of its provisions. All references in this Agreement to an article or section shall mean an article or section of this Agreement (unless otherwise indicated).
     3.10 Entire Agreement. This Agreement (including the exhibits and schedules hereto and any other documents and instruments referred to herein or contemplated hereby), constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof (including that certain Letter of Intent).
     3.11 No Third Party Beneficiary. Except as set forth in Section 1.11, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.12 Severability. If any term or other provision of this Agreement is determined by a non-appealable court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
     3.13 Schedules, Exhibits. All exhibits or schedules attached to this Agreement shall be deemed part of this Agreement and incorporated into this Agreement, as if fully contained in it. All references in this Agreement to this Agreement shall include all of the exhibits or schedules attached to this Agreement.
     3.14 Governing Law; Jurisdiction.
          (a) The laws of the State of Delaware (without giving effect to its conflicts of law principles) govern this Agreement and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby, including its negotiation, execution, validity, interpretation, construction, performance and enforcement.
          (b) The parties hereto hereby irrevocably submit to the jurisdiction of the federal and state courts located in the State of Delaware over any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action or proceeding brought in such court or any claim that such action or proceeding brought in such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a judgment in such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 3.4.
     3.15 Further Assurances. Each Stockholder, the Company, and Parent, at the closing of the transactions contemplated hereby, or at any time or times thereafter, upon request of any party hereto, will execute such additional instruments, documents or certificates as either party deems reasonably necessary and to take all such further action in order to effect the transactions contemplated hereby.
     3.16 Efforts. Each party hereto hereby agrees to take, or cause to be taken, all commercially reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing all commercially reasonable things necessary, proper or advisable under applicable laws, to consummate and make effective the other transactions contemplated hereunder.

     3.17 Successors and Assigns. This Agreement shall apply to, be binding in all respects upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign any of its rights under this Agreement without the prior written consent of each of the other parties or except as permitted in compliance with the terms and conditions set forth herein; provided, that in the event MHR transfers or assigns in one or a series of transactions at least fifty percent (50%) of the number of shares of the Company’s capital stock or any equity or debt securities convertible, exercisable or exchangeable into shares of the Company’s Common Stock (determined on a fully diluted and as converted to Common Stock basis assuming full conversion or exercise of all of the Company’s convertible securities and Options, other than the Notes) owned by MHR at the Effective Time in compliance with the terms and conditions of that certain Right of First Refusal and Co-Sale Agreement, dated the date hereof, by and among the Company and the signatories thereto (the “Right of First Refusal and Co-Sale Agreement”), any and all of MHR’s rights under Article 1 and/or Article 2 may, at the option of MHR be transferred or assigned to the applicable transferee or assignee; provided that such transferee or assignee agrees in writing to be bound by and subject to the applicable terms and conditions of this Agreement and (ii) in the event Glenn Parker transfers or assigns in one or a series of transactions at least fifty percent (50%) of the number of shares of the Company’s capital stock or any equity or debt securities convertible, exercisable or exchangeable into shares of the Company’s Common Stock (determined on a fully diluted and as converted to Common Stock basis assuming full conversion or exercise of all of the Company’s convertible securities and Options, other than the Notes) owned by Glenn Parker at the Effective Time in compliance with the terms and conditions of the Right of First Refusal and Co-Sale Agreement, any and all of Glenn Parker’s rights under Article 1 and/or Article 2 may, at the option of Glenn Parker be transferred or assigned to the applicable transferee or assignee; provided that such transferee or assignee agrees in writing to be bound by and subject to the applicable terms and conditions of this Agreement.
     3.18 Transaction Costs. Except as set forth in the Merger Agreement or expressly stated in this Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of its financial advisors, accountants and counsel.
     3.19 Joint Negotiation and Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
ARTICLE 4
CERTAIN DEFINITIONS
     4.1 “Company Common Stock” means the common stock of the Company, par value $0.0001 par value per share.
     4.2 “Damages” means losses, claims, damages, or liabilities (joint or several) to which an indemnified person under this Agreement may become subject under the Securities Act, the Exchange Act or other federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation.

     4.3 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     4.4 “Excluded Registration” means (i) a registration relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan or a Rule 145 transaction, (ii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iii) a registration in which the only Company Common Stock being registered is Company Common Stock issuable upon conversion of debt securities that are also being registered.
     4.5 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
     4.6 “Form S-3” means such form under the Securities Act as in effect on the date of this Agreement or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
     4.7 “IPO” means the Company’s first public offering of its Company Common Stock under the Securities Act, other than an Excluded Registration.
     4.8 “Notes” means the (a) Second Amended and Restated 7 3/4% Convertible Secured Note issued by NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC in favor of OTQ LLC, dated as of the Effective Time; (b) Second Amended and Restated 7 3/4% Convertible Secured Note issued by NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC in favor of MHR Capital Partners Master Account LP, dated as of the Effective Time; and (c) Second Amended and Restated 7 3/4% Convertible Secured Note issued by NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC in favor of MHR Capital Partners (100) LP, dated as of the Effective Time, as each may be amended, modified, replaced or refinanced from time to time.
     4.9 “New Securities” or “New Security” means any equity securities of the Company and/or its subsidiaries whether or not currently authorized, as well as any rights, options, or warrants to purchase equity of the Company and/or its subsidiaries, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for equity securities of the Company and/or its subsidiaries.
     4.10 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

     4.11 “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
     4.12 “Registrable Securities” means (a) any Company Common Stock held or otherwise owned or acquired by MHR (including any of its Affiliates and its permitted transferees or assigns) on or after the date hereof, including Company Common Stock issuable upon conversion of the Notes or conversion of any other convertible securities of the Company held or otherwise owned or acquired on or after the date hereof or exercise of warrants or options to acquire Company Common Stock held or otherwise owned or acquired on or after the date hereof, (b) any warrants to acquire Company Stock held or otherwise owned or acquired by MHR (including any of its Affiliates and its permitted transferees or assigns) on or after the date hereof, (c) any other publicly traded securities that are held or otherwise owned or acquired by MHR on or after the date hereof solely if MHR is an Affiliate of the Company, and (d) any securities that may be issued as a dividend or other distribution with respect to or in exchange for or in replacement of the securities of the Company described in clauses (a) and (c), including by way of stock dividend, stock split or other similar distribution, payment in kind with respect to any interest payment, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the date (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (x) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent distribution of them shall not require registration under the Securities Act; (y) such securities shall have ceased to be outstanding; and (z) such securities (together with all securities of the Company held by MHR) may be sold or transferred by MHR in a single transaction under Rule 144 without being subject to any volume or holding period limitations.
     4.13 “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
     4.14 “Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
     4.15 “SEC” means the United States Securities and Exchange Commission.
     4.16 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     4.17 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for MHR, Parent or Key Holders, as the case may be, except as provided in Section 1.7.

     4.18 “Violation” means (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by any other party to this Agreement, of the Securities Act, the Exchange Act, any state or other Federal securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state or other Federal securities law.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed, as of the date first written above.

COMVEST NATIONSHEALTH HOLDINGS, LLC
By:	/s/ Jose Gordo
	Name:	Jose Gordo
	Title:	President

NATIONSHEALTH, INC.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

STOCKHOLDERS: GLENN PARKER
/s/ Glenn Parker

TIMOTHY FAIRBANKS
/s/ Timothy Fairbanks

LEWIS STONE
/s/ Lewis Stone

MARK LAMA
/s/ Mark Lama

RGGPLS, LLC
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

MHR CAPITAL PARTNERS MASTER ACCOUNT LP
By:	MHR Advisors LLC, its General Partner

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Authorized Signatory

MHR CAPITAL PARTNERS (100) LP
By:	MHR Advisors LLC, its General Partner

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Authorized Signatory

OTQ LLC
By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Authorized Signatory

MARK H. RACHESKY, M.D. (as a record holder and as an authorized signatory for certain other entities)
/s/ Mark H. Rachesky, M.D.